UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street, Sixth Floor, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 888-5800
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	PRSC	The Nasdaq Global Select Market

☐     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “2020 Annual Meeting”) of The Providence Service Corporation (the “Company”) was held on June 16, 2020 for the following purposes:

a)
To elect three Class 2 directors each to serve for a three-year term until the Company’s 2023 annual meeting of stockholders or until his/her successor has been duly elected and qualified. The nominees for director were elected by our stockholders as follows:

	Votes For	Against	Abstentions	Broker Non-Votes
David A. Coulter	11,293,572	2,271,881	550	616,103
Leslie V. Norwalk	9,022,662	4,542,930	411	616,103
Daniel E. Greenleaf	13,367,626	197,827	550	616,103

b)
To hold a non-binding advisory vote to approve named executive officer compensation as more fully described in the Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2020, as supplemented by the definitive additional materials filed with the SEC on June 4, 2020. The named executive officer compensation was approved by our stockholders as follows:

Votes For	13,244,048
Votes Against	283,922
Abstentions	38,033
Broker Non-Votes	616,103

c)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year. The appointment of KPMG LLP was approved by our stockholders as follows:

Votes For	14,048,440
Votes Against	132,595
Abstentions	1,071
Broker Non-Votes	N/A

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: June 17, 2020	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel